February 5, 2008 Fourth Quarter 2007 Earnings Call: Technology Integration Update Exhibit 99.2

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Cautionary Note Regarding Forward-Looking Statements
Certain statements in this presentation may contain forward-looking statements, including forward-
looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such
forward-looking statements include, but are not limited to, statements concerning NYSE Euronext's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext's results to differ materially from current expectations include, but are not limited to: NYSE Euronext's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 ("document de référence") filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089),
2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S.
Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This presentation speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

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Global Technology Transformation Actively Underway
• Focused on delivering expected $250 million in total annual run-rate savings in connection with NYSE-Euronext merger
– follows successful completion of NYSE/Arca/SIAC integration (run-rate savings of
$200 million, including $100 million in technology savings achieved since 2005)
• Key transformation projects currently underway including capacity upgrades, data center consolidation, and network integration
• Over $200 million of run-rate savings expected by Q1’10, with full $250 million of run-
rate savings expected to be realized by Q4’10
– negotiation of AEMS transaction in December 2007, expected to close in Q3’08, resulted in deferral of expected $50 million of run-rate savings by three quarters
• AEMS transaction drives value in a number of ways
– in-source European trading technology (NSC and Connect)
– gain control over all NYSE Euronext core trading platforms
– obtain ownership of global, profitable third-party exchange business
– offer more robust technology solution to other exchanges when coupled with SFTI network, TransactTools and, upon closing, Wombat

4
Wombat* Wombat*
Liffe
Connect
NYSE Euronext IT Integration Roadmap
Network
Consolidation
NSC
Existing Trading
Platforms
NYSE
NYSE
Arca
NYSE
Arca
Platform
Integration
ARCA Net SFTI
BCNN Liffe Net
SFTI Extended Liffe Net
Global Electronic
Trading Place
GLOBAL SFTI
Existing Networks
UTP-
Equities
Common Customer Gateway (“CCG”)
3
1
2
DC
1
DC
2
DC
7
DC
3
DC
4
DC
5
DC
8
DC
9
DC
10
DC
6
DC
1
DC
2
DC
3
DC
4
Data Center
Consolidation
Existing Data Centers
5
UTP-
Derivatives
Cash Equities Derivatives
2
4
Source: NYSE Euronext.                       *Expected to close in Q2’08.
Migrate U.S. and
European platforms to a
common customer
gateway in Q1’08 and
Q3’08, respectively
Introduce Liffe Connect
to U.S. market, and
prepare NYSE to migrate
to new Universal Trading
Platform (UTP)-Equities
Migrate to UTP-Equities
in Q4’08 for Europe and
by end of 2009 for U.S.
Consolidate all networks
into one global SFTI
network by end of 2008
Consolidated European
data centers in 2007;
implementing global data
center strategy for
completion in 2010
1
2

5

Platform
Convergence
$90
Data Centers
$40
Other
$75
Corp. &
Admin.
Systems
$30
Infrastructure
& Networks
$15
Platform Convergence Is Largest Driver Of
Technology-Related Cost Savings
Note: US$mm. Breakdown of annual run-rate technology cost savings are estimates and subject to change.  Annual run-
rate cost savings currently expected to be realized by end of 2010.  Source: NYSE Euronext.
Total Expected Annual Run-Rate Technology Synergies: $250mm
• Eliminate outsourcing margin
• Realize other in-sourcing
related synergies, such as
combined procurement and tool
standardization
• Consolidate data
networks
• Roll out SFTI Europe
• Consolidate back-office
systems (e.g., finance,
HR)
• Consolidate ten data
centers to four
• Move from mainframe to
distributed environment
• Migrate to one universal
equities platform and one
universal derivatives
platform

Exceeded 2007 Technology Savings Targets
• NYSE Euronext generated $23 million in net technology-related expense savings in 2007, with major contributors including:
– $8 million through reduction of 50 FTEs in technology
– $8 million through simplification of trading systems
– $3 million through reduction in professional services, primarily in corporate and administrative systems
• An additional $13 million of expenses were incurred during the year to bolster increasing capacity demands in the U.S. and Europe
– Incremental capacity-related capital expenditures of $39 million during
2007
2007 technology savings would have been $36 million excluding the incremental capacity expense

Clear Milestones For 2008 Technology Savings
• Continued execution of Global Data Center strategy
– migration from mainframe to distributed environment
– $10 million in expense reductions expected in 2008
• Simplification of NYSE platforms in preparation for UTP-Equities
– consolidated ticker plant in production; expect roll-out complete by Q2’08
– common customer gateway live for specialists; roll-out to clients begins this month
– 15% of non-stops eliminated by end of April 2008; additional 30% retired by end of 2008
– $10 million in expense reductions expected in 2008
• Completed blueprint for UTP-Equities
– project based in Paris
– leverage best-of-breed components from all NYSE Euronext cash equity platforms

Clear Milestones For 2008 Technology Savings (cont’d)
• Signing of AEMS deal in December 2007 is expected to yield $10-15 million of savings in 2008
– elimination of margin
– efficiency gains through leveraging corporate shared services
(e.g., finance, HR, procurement)
• Consolidation of corporate and administrative systems will drive anticipated $6mm in savings during 2008
• $27 million in additional expenses for incremental capacity upgrades included in 2008 NYSE Euronext budget
– capacity-related capital expenditures of $66 million budgeted for
2008

Significant Technology Initiatives Identified For 2009
• Roll-out of UTP-Equities
• Completion of client migration onto global SFTI data network
• Continued consolidation of corporate and administrative systems
• Continuation of data center consolidation project
• Further consolidation of vendor base

$30
$100
$250
$0
$50
$100
$150
$200
$250
$300
Q1 2008 Q1 2009 Q1 2010
Original Timeline
Updated Timetable For Technology Savings
Updated Timeline
$200 million in annual run-rate technology savings expected to be achieved by Q1
2010, and $250 million in run-rate savings expected by the end of 2010
Note: (1) Figures represent projected annual run-rate savings expected by end of period. “Original Timeline” as of
NYSE-Euronext merger closing (April 2007); “Updated Timeline” refers to NYSE Euronext’s current expected timing for realization of projected annual run-rate technology savings. Source: NYSE Euronext.
US$mm US$mm
$50
$120
$200
$250
$0
$50
$100
$150
$200
$250
$300
Q1 2008 Q1 2009 Q1 2010 Q4 2010
1